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                                                               EXHIBIT 10.8

                                KIDS MART, INC.
                            (A FLORIDA CORPORATION)

                               EXCHANGE AGREEMENT
                                      AND
                      INVESTMENT REPRESENTATION AGREEMENT


Bernard Tessler
Kids Mart, Inc.
801 Sentous Avenue
City of Industry, CA  91748

Dear Mr. Tessler:

                                   SECTION 1

        1.1 SUBSCRIPTION. The undersigned hereby subscribes for and agrees to purchase 433,333 shares of Common Stock (Par Value $.0001 per share) (the "Securities") issued by Kids Mart, Inc. (the "Company"), a corporation organized under the laws of the State of Florida, at a price of $1.50 per share, on the terms and conditions described herein. Although the Securities are unregistered and may not be sold unless registered under federal and state securities laws, or an exemption from registration is applicable, the Common Stock of the Company is quoted on the OTC Bulletin Board.

        1.2  PURCHASE

                The undersigned tenders trade payables due from the Company to the undersigned in the amount of $650,000 in full payment of the purchase price of the Securities. Upon execution and delivery of this Agreement, acceptance by the Company, and delivery of the Securities such $650,000 of trade payables shall be converted into payment of the purchase price of the Securities and shall no longer be considered due and owing to the undersigned.

        1.3  ACCEPTANCE OR REJECTION OF SUBSCRIPTION.

                (a) The undersigned understands and agrees that the Management of the Company reserves the right to reject this subscription for the purchase of Securities, in whole or in part, if in its judgement it deems such action in the best interests of the Company.

                (b) In the event the undersigned's subscription is accepted, Management shall accept the undersigned's tender by executing this subscription agreement.


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                                   Section 2

        2.1. Investor Representations and Warranties. The undersigned hereby acknowledges, represents and warrants to, and agrees with, Management of the Company as follows:

                (a) The undersigned is investing in the Securities for its own account, for investment purposes only, and not with a view to or for the resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Securities.

                (b) The undersigned has reviewed the opinion of counsel to the Company pertaining to the offer and sale of the Securities contemplated herein and acknowledges its understanding that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of Section 4(2) of the Act and exempt from qualification under the California Corporate Securities Law of 1968, as amended, by virtue of Section 25102 (f). In furtherance thereof, the undersigned represents and warrants to and agrees with the Management of the Company as follows:

                        (i) The undersigned has the financial ability to bear the economic risk of its investment in the Securities (including its possible loss), has adequate means of providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Securities.

                        (ii) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has obtained, in its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Securities.

                (c)  The undersigned:

                        (i) has been provided an opportunity to obtain any information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                        (ii) has been given the opportunity to ask questions of, and receive answers from the Management of the Company concerning all matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary in order to evaluate the merits and risks of an investment in the Securities to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

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              (iii) has determined that the Securities are a suitable investment for it and that at this time it could bear a complete loss of its investment;

          (d) In making the decision to purchase the Securities herein subscribed for, the undersigned has relied solely upon independent investigations made by it. The undersigned is not relying on the Company with respect to tax and other economic considerations involved in this investment.

          (e) In addition to the Risk Factors set forth in this Agreement, the undersigned specifically acknowledges its awareness that the Company's financial position continues to deteriorate. Consequently, investment in the Company at this time is extremely speculative and the undersigned acknowledges the distinct possibility that the undersigned may lose the entire investment. THIS INVESTMENT SHOULD BE CONSIDERED RESCUE FINANCING OF THE MOST SPECULATIVE NATURE.

          (f) The undersigned is an "accredited investor" as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1934, as amended. The undersigned falls within item 10 set forth on the copy of such definition attached hereto as Annex A.

          (g) The undersigned represents, warrants and agrees that it will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that is must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the Act and under applicable securities laws of such states or an exemption from such registration is available. The undersigned understands that the Company is under no obligation to register the Securities on its behalf or to assist it in complying with any exemption from such registration under the Act, except as set forth in Section 4, hereto. The undersigned also understands that sales or transfers of the Securities are further restricted by provisions of the applicable state securities laws.

     2.2. Investor Awareness. The undersigned acknowledges, represents, agrees and is aware that:

          (a) no Federal or state agency has passed upon the securities or made any findings or determination as to the fairness of this investment;

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                (b)     an investment in the Company is an illiquid investment
and the undersigned must bear the economic risk of its investment for an indefinite period of time;

                (c) the Management of the Company may be indemnified by the Company against liabilities sustained by it by reason of its serving as the Management of the Company;

                (d) the Management of the Company is relying upon the representations, warranties, agreements, undertakings and acknowledgments made by the undersigned in this Agreement in determining the undersigned's suitability as a purchaser of the Securities as an "accredited investor" as set forth above. In addition, the undersigned undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the undersigned set forth herein.

                (e) The purchase and sale of any investment in the Company involves a high degree of risk and such risk may be increased in the case of circumstances beyond the control of Management of the Company. This investment is not recommended for those who cannot withstand the loss of their entire investment;

                (f) the success of the Company will be particularly dependent upon the efforts of its Management. If the Company's officers and directors die or become disabled, or otherwise terminate their relationship with the Company, the Company would be materially adversely affected. There is no assurance that the net worth of the Company's Management will be sufficient to enable it to perform any financial obligations which the Company's Management may have to the Company. Neither the Company's Management nor anyone else, including the undersigned, has agreed to fund any deficits or agreed to lend money to the company;

                (g) Because of its minority interest in the Company, except as permitted by general shareholder rights, a holder of the Securities will have no right to participate in management of the Company or in the conduct of its business except as permitted by general shareholder rights and unless a representative of the undersigned serves as a member of the Board of Directors.

                                   Section 3

        3.1     Risk Factors.   The undersigned has carefully considered and
evaluated the following risk factors. The risks set forth below do not purport to be a complete description of all risks which may exist with respect to an investment in the Securities, but is merely illustrative of the types of risks which an investor should consider before deciding to invest.


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                (a)     Hazardous Materials.  The Company has been notified
that certain stores in California have materials containing asbestos. The asbestos material is generally in trace quantities, and no remediation is expected to be required on the understanding that such material is properly secured. However, should remediation be required, no assurance can be given as to the effect this would have on the Company, although it could have a material adverse effect.

                (b) Closed Stores; Rent Liability. The Company has ceased operations in nine previously unprofitable stores. The remaining term of the leases on eight of these stores vary from less than six months to over three years. As of January 27, 1996 the total rent liability associated with these leases was approximately $0.4 million. The Company is attempting to negotiate favorable terms with the various landlords. However, the Company may incur a significant rent liability in connection with these leases.

                (c) Credit Restraints. The Company is having difficulty securing adequate terms from its suppliers. It has been required to pay for inventory on significantly shortened terms. Support among the factors has been on a severely limited basis. The Company has not been able to obtain merchandise at planned levels. These restrictions may adversely impact the Company's ability to continue to procure adequate levels of merchandise, especially for the back-to-school and Christmas seasons.

                (d) Cash Flow Constraints. The Company is experiencing acute cash flow constraints. Two factors have contributed to these constraints;
1) heavy liquidation sales at all stores prior to and following the acquisition of the company's business; and 2) shortened inventory payment terms. There can be no assurance that the Company will not continue to incur substantial markdowns and impaired cash flows.

                (e) Net Losses and Accumulated Deficit. The Company has experienced substantial losses since its acquisition of the Little Folks/Kids Mart business. No assurance can be given as to when, if ever, the Company can become profitable.

                (f) Dependent on Woolworth. The Company receives information systems, accounting and administrative services from Woolworth pursuant to the terms of a transition service agreement (the "Service Agreement"). In return, the Company pays certain fees to Woolworth. The initial term of the Service Agreement expired on May 31, 1996. In connection with the Settlement Agreement, the Service Agreement was extended to September 28, 1996. The Company may not establish it own systems by the expiration date and may incur significant expenses in developing such systems.

                (g) Adverse Retail Industry Conditions. The retail industry generally has recently suffered through a period of
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sluggish sales and significant price competition. The Company continues to struggle through difficult market and industry condition over which it has no control. No assurance can be given that such adverse market conditions will not continue, nor can the Company predict what effect such conditions may have on the near or long term prospects of the Company.

        (h) Absence of Market; Transferability and Liquidity of Investment. While the Common Stock of the Company is currently quoted on the OTC bulletin Board, no established trading market has developed and there can be no assurance that an established trading market will develop, or if developed, that it will be maintained. Further, as noted a above, the issuance of the Securities has not been registered under the Securities Act and, accordingly, the undersigned may not dispose of its Surities unless such disposition has been validly registered with the SEC under the Securities Act or such disposition is, in the opinion of counsel to the Company, exempt from such registration.

        (i) Offering Price. The offering price of the Securities has been aribtrarily determined by the Company. Accordingly, the offering price of the Securities may not be any indication of the value of the Securities.

        (j) Risk of Dilution; Need for Additional Financing. Based on internal financial forecasts, the Company believes that the proceeds from this transaction will not be sufficient to fund the Company's operation and capital expenditures during the next six months. The Company will need additional capital and there can be no assurance that the Company will be able to obtain such additional capital. The Company's cash requirements may vary materially from those planned currently due to general economic, competitive or other factors. Adequate funds to meet that company's working capital requirements, whether obtained through financial markets, additional equity offerings or from the resources, may not be available to the Company when required or may not be on terms acceptable to the Company. Any such additional financing may result in significant dissolution to existing stockholders, or the issuance of securities with rights superior to those of the Securities. If such financing is not available, the Company may be required to modify its business plans or reduce or cease certain or all of its operation, or file a petition for reorganization under Chapter 11 of the Federal bankruptcy laws.

        (k) Dividend Policy. Since its inception, the Company has not paid any dividends on its Common Stock The Company intends to retain future earnings, if any, to provide funds for working capital, operations and/or expansion of its business, and accordingly, does not anticipate paying any cash dividends on the Stock in the foreseeable future. Furthermore, the Company's revolving credit line contains convenants restricting declaration or payment of dividends.
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        (1) Competition. All aspects of the children's apparel specialty retail industry are highly competitive. The Company competes with a number and variety of retailers, mass merchandisers and warehouse clubs, including several national chains, some of which have greater financial and marketing resources than the Company. Competition exists primarily in the areas of price, product selection and service. competitive factors could require price reductions or increases in expenditures for marketing and customer service that could adversely affect the Company's operating results.

        (m) Dependence on Key Personnel. The Company is highly dependent on the members of its management team. The future success of the Company depends in part on its ability to attract and retain highly qualified personnel. The Company faces intense competition for such highly qualified personnel. There can be no assurance that the Company will be able to hire sufficient qualified personnel on a timely basis or retain such personnel.

        (n) Dependence on Key Suppliers. The Company has no in-house manufacturing capability. Approximately 35% of the Company's merchandise is currently manufactured to its private label specifications by independent factories located in the United States and throughout the world. The Company utilizes a buying agent in Hong Kong. the Company has no long-term contracts with its private label manufacturing sources and competes with other companies for production facilities and import quota capacity. Approximately 35% of its private label merchandise is produced by fewer than 30 manufacturers. The use of private label merchandise brings with it the associated burdens of quality control and favorable delivery schedules. There can be no assurance that the Company will be able to maintain relationships with its suppliers or at acceptable costs and terms.

        (o) Restrictions on Imports. The Company's operations are subject to the customary risks of doing business abroad, including fluctuation in the value of currencies, customs duties and related fees, import controls and trade barriers (including quotas), restrictions on the transfer of funds, work stoppages and in certain parts of the world, political instability. The Company believes that it has reduced these risks by diversifying its offshore purchases among various countries and factories. These factors have not had a material adverse impact upon the Company's operations to date. Imports into the United States are also affected by the cost of transportation, the imposition of import duties and increased competition for greater production abroad. The countries from which the company's products are imported may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adjust presently prevailing quotas, duty or tariff levels, which could affect the Company's operations and its ability to import products at current or increased levels. The Company cannot predict the likelihood or frequency of any such events occurring. The Company's
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imported products are subject to United States customs duties and, in the ordinary course of its business, the Company may, from time to time, be subject to claims for duties and other charges.

                                   Section 4

                           Registration Rights; Etc.

        4.1. Certain Definitions. As used in this Section 4, the following terms shall have the following respective meanings:

    "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

    "Registrable Securities" shall mean the Securities covered hereby.

    The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

    "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 4.2 hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

    "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses".

    "Holder" shall mean any holder of outstanding Shares or Registrable Securities which (except for purposes of determining "Holders" under Section
4.6 hereof) have not been sold to the public.

    "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company to have securities included in a registration of the Company's securities.

        4.2.    Company Registration.

                (a) Notice of Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a
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registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 4.2(b) below.

        (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 4.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

     Notwithstanding any other provision of this Section 4.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some of the Registrable Securities which would otherwise be underwritten pursuant hereto provided, however, that in no event shall the Registrable Securities underwritten pursuant hereto constitute less than one-third of such offering. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities


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which they had requested to be included in such registration at the time of filing the registration statement.

        If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                4.3 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 4.2 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

                4.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 4, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

                        (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                        (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

                        (c) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

        4.5  Indemnification.

                (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 4, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or

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actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.

        (b) Each Holder and Other Shareholder will, if Registrable Securities held by such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement ) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

                (c) Each party entitled to indemnification under this Section
4.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 4. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        4.6 Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 4.

        4.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all time from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of

1934, as amended, at any time after it has become subject to such reporting requirements; and

                (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                                   Section 5

        5.1 Indemnity. The undersigned hereby agrees to indemnify and hold harmless the Company, its officers and directors, and each other person, if any, against any and all loss, liability, claim, damage and expense whatsoever resulting directly from any material false representation or material breach of warranty by the undersigned contained herein.

        5.2 Modification. Neither this Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

        5.3 Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein or (b) delivered personally at such address.

        5.4 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

        5.5 Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

        5.6. Assignability. This Agreement is not transferable or assignable by the undersigned.

        5.7  Applicable Law.

             (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such state.

             (b) The undersigned is a California resident and the offer and issue of the Securities has been made in California.

        5.8. Gender. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

        5.9. Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

        IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement and Investment Representation Agreement on this 11th day of September 1996.

                                           BE BOP CLOTHING, INCORPORATED

By: /s/ Michael Harb                       By: /s/ Marcus Sphatt
    -------------------------------            ---------------------------------
    Michael Harb                               Marcus Sphatt, Vice President
    Chief Executive Officer

                                  * * * * * *

Subscription accepted as of the 11th day of September 1996.

KIDS MART, INC.

By: /s/ Bernard Tessler, President
    -------------------------------
    Bernard Tessler, President

                                                                        ANNEX A

        Effective April 19, 1989, the following are "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Securities Act"):

        1. An individual whose net worth, together with that of his spouse, exceeds $1,000,000.

        2. An individual who had individual income in excess of $200,000 in each of the two most recent years or joint income with that individual's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level this year.

        3. A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual capacity or fiduciary capacity.

        4. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

        5. An insurance company as defined in Section 2(13) of the Securities Act.

        6. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

        7. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

        8. An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if:

                a. the decision to invest in the entity is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or

                b.      the plan has total assets in excess of $5,000,000, or

                c. the plan is a self-directed plan with investment decisions made solely by persons who are accredited investors.

     9. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     10. A charitable organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed with the specific purpose of acquiring the securities, with total assets in excess of 5,000,000.

     11. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

     12. Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer.

     13. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000.

     14. An entity in which all of the equity owners are accredited investors.